UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2014

THE ENGRAVING MASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1350 Independence St.

Lakewood, CO 80215

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: None

3717 W. Woodside

Spokane, WA 99208

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

The Company was formed in September 2006 to sell trophies, plaques, medals, statuettes and similar products capable of being engraved with various congratulatory or personal phrases for the purpose of recognizing achievement in sports, academics or other venues.

In October 2006 the Company sold 6,000,000 shares of its common stock to David Uddman, the Company’s president and a director, for $10,000.

In October 2007 the Company sold 1,630,000 shares of its common stock to a group of private investors for $32,100, or $0.02 per share.

Following the sale of the shares in October 2007, the Company had 7,630,000 outstanding shares of common stock.

The Company has never generated any revenue and has been inactive for at least the past five years.

On February 19, 2014 David Uddman and Jolene Uddman, the Company’s two directors, appointed Ted Daniels and Dan Sullivan to be directors of the Company.

Following the appointments of Mr. Daniels and Mr. Sullivan, Mr. Uddman and Ms. Uddman resigned as officers and directors of the Company.

On March 4, 2014 David Uddman sold 2,495,000 shares of the Company’s common stock to Ted Daniels for $100 and sold 2,495,000 shares of the Company’s common stock to Dan Sullivan for $100.

On March 13, 2014 Mr. Daniels and Mr. Sullivan appointed Sean Campbell to be a director of the Company.  Following his appointment, Mr. Daniels and Mr. Sullivan resigned as officers and directors of the Company.

On March 14, 2014 the Company acquired Blue Line Protection Group, Inc.

On March 14, 2014 the following persons were appointed as officers of the Company:

Name	Age	Position

Sean Campbell	48	Chief Executive and Financial Officer
Ted Daniels	39	Vice President of Sales
Dan Sullivan	44	Vice President of Marketing

On March 15, 2014 the Company agreed to acquire all of the issued and outstanding membership interests in Blue Line Protection Group LLC from Ted Daniels and Dan Sullivan for $100.  The closing of the acquisition will take place when the Company is provided with financial statements, audited as necessary and in proper form, which will be satisfactory for filing by the Company in an 8-K report with the Securities and Exchange Commission.  If the acquisition of Blue Line does not occur by July 31, 2014, the agreement pertaining to the acquisition of Blue Line will terminate.

On March 24, 2014 the following person was appointed as an officer of the Company:

Name	Age	Position

Ricky G. Bennett	57	Vice President of Operations and Compliance.

Blue Line Protection Group, LLC was formed as a Colorado limited liability company in August 2013. Blue Line Protection Group, Inc. was formed as a Colorado corporation in February 2014. These two companies (collectively “Blue Line”) provide private security services to licensed marijuana growers and dispensaries.  Blue Line is in the development stage and since August 2013 has earned gross revenues of less than $250,000.

In March 24, 2014 the Company sold 991,158 shares of its common stock to a group of private investors at a price of $1.30 per share and issued 23,077 shares of its common stock in exchange for a vehicle which the Company uses for its business.

On March 25, 2014 David Uddman sold 153,846 shares of the Company’s common stock to Sean Campbell for $100 and 846,154 shares of the Company’s common stock to four private investors for a nominal price.

As a result of the foregoing, as of March 26, 2014 the Company had 8,644,235 outstanding shares of common stock.

The Company plans to forward split its outstanding shares of common stock on a 6.5 for 1 basis.

Information concerning the Company’s new officers and directors follows:

Sean Campbell has, since 2008, been Co-Portfolio Manager and Managing Director of MKM Capital Advisors LLC where he is responsible for evaluation of companies for potential investment and assisting companies preparing for public listings in assembling their management teams. Mr. Campbell has also been a consultant to numerous development stage companies considering and engaging in public listings.

Ricky G. Bennett was, between October 2013 and March 2014, an independent consultant to Convercent, Inc., a Denver, Colorado-based corporation which develops and markets computer software which firms use to comply with human resource regulations and conduct employee training.  Between 2011 and October 2013 Mr. Bennett was Vice President of Professional Services and Director of Training for Convercent.  Between 2008 and 2010 Mr. Bennett was an Interstate Compact and Youth Offender Officer for the Colorado Department of Corrections.  In this position, Mr. Bennett used a variety of strategies and services to instill pro-social behaviors in offenders transitioning into the community.  Mr. Bennett joined the Aurora, Colorado Police Department in 1980, served as the Aurora Chief of Police between 2002 and 2005, and retired as a commander in 2007.

Ted Daniels founded Blue Line Protection Group, LLC in August 2013.  Mr. Daniels has served in most aspects of law enforcement, including patrol officer, detective, narcotics officer, SWAT member and bike patrol officer.  Mr. Daniels has served on executive protection details, street crime units, undercover operations, gang units, and traffic units.  He is a certified police instructor and has achieved the rank of deputy chief of police.  He was named State of Maryland Law Enforcement Officer of the year in 2002.

After Mr. Daniels left law enforcement, he joined the United States Army infantry. While deployed to Afghanistan, Mr. Daniels conducted intelligence/surveillance and reconnaissance operations which were designed was to find and track enemy commanders. Upon his return to the states, Mr. Daniels was assigned to the Battalion Personal Security Detail where he was responsible for the protection of army battalion commanders. Mr. Daniels received numerous commendations in the military and for his actions in combat, including a Purple Heart.

Dan Sullivan joined Blue Line Protection Group, LLC in January 2014.  For the past 22 years Mr. Sullivan has been a Deputy with the Jefferson County sheriff’s department.  Mr. Sullivan’s law enforcement experience includes patrol operations, detentions, and special unit operations.  Mr. Sullivan’s business experience includes working with start-up companies in several industries and the former owner operator of several franchises in the food industry.  Mr. Sullivan has also been the broker/owner of a real estate company in the Denver metro area for over 16 years.

The following shows the amounts the Company expects to pay to its officers and directors during the twelve months ending December 31, 2014 and the amount of time these persons expect to devote to the Company’s business.

		Percent of time
	Projected	to be devoted to the
Name	Compensation	Company

Sean Campbell	$120,000	80%
Ricky G. Bennett	$72,000	100%
Ted Daniels	$84,000	100%
Dan Sullivan	$84,000	100%

The following table shows the beneficial ownership of the Company’s common stock as of March 25, 2014 by (i) each person whom the Company knows beneficially owns more than 5% of the outstanding shares of the Company’s common stock; (ii) each of the Company’s officers and directors; and (iii) all the officers and directors as a group.  Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address	Number of Shares	Percentage of Class

Sean Campbell	192,308	2.2%
Ricky G. Bennett	--	--
Ted Daniels	2,495,000	28.9%
Dan Sullivan	2,495,000	28.9%

All officers and directors as
a group (4 persons)	5,182,308	60%

Item 3.02.  Unregistered Sales of Equity Securities.

See Item 1.01 of this report.

The shares of common stock described above were not registered under the Securities Act of 1933 and are restricted securities.  The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these securities.  The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s business and operations.  There was no general solicitation in connection with the offer or sale of these securities.  The persons who acquired these securities acquired them for their own accounts.  The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission was paid to any person in connection with the sale of these securities.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014

THE ENGRAVING MASTERS, INC.

By: /s/ Sean Campbell

Sean Campbell, Chief Executive Officer